Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 19, 2016	fcooper@tollbrothersinc.com

TOLL BROTHERS ANNOUNCES $1.215 BILLION BANK CREDIT FACILITY

Horsham, PA, May 19, 2016 –- Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today announced that it had finalized a new five-year $1.215 billion bank credit facility. The unsecured facility, which closed today and matures in May 2021, replaces the Company’s existing $1.035 billion revolving credit facility, which was scheduled to mature in August 2018. The new credit facility, which increases the number of bank participants from 15 to 18, has an accordion feature under which it can increase to a maximum of $2.0 billion, subject to certain conditions.

Douglas C. Yearley, Jr., Toll Brothers’ chief executive officer, stated: “As the housing market continues along the path of recovery, the expansion and extension of our credit facility provides us with additional financial flexibility to support our growth. The quality and diversity of the banks in our facility and the attractive terms of this transaction reflect the strength of our Company and the continued confidence of the banking community in the housing recovery. We appreciate the opportunity to continue to work with this outstanding group of financial institutions.”

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Bookrunners for the new facility with Citibank, N.A. as Administrative Agent; Deutsche Bank Securities Inc., Mizuho Bank, Ltd., and SunTrust Bank as Syndication Agents; PNC Bank, National Association and Wells Fargo Bank National Association as Documentation Agents; Citibank, N.A., Deutsche Bank AG New York Branch, Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank, Wells Fargo Bank National Association, Capital One, National Association, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Branch Banking and Trust Company, Comerica Bank, Fifth Third Bank, an Ohio banking corporation, Regions Bank, TD Bank, N.A., The Bank of New York Mellon, Texas Capital Bank, N.A., Bank of the West, a California Banking Corporation, and Associated Bank, National Association as Lenders.

Toll Brothers, Inc., A FORTUNE 1000 Company, is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, and second-home buyers and operates in 19 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Texas, Virginia, and Washington, and in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Capital and Asset Management joint venture, the Company provides builders and developers with land banking and joint venture capital. The Company acquires and develops commercial and apartment properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living.

In 2016, Toll Brothers ranked #6 among all 1,500 companies in Fortune magazine’s survey of the World’s Most Admired Companies in the Quality of Products/Services Offered category behind only Apple, Walt Disney, Amazon, Alphabet, and Nordstrom. The firm was also named as the Most Admired Home Building Company for 2016, the second year in a row it has been so honored. Toll Brothers was named 2014 Builder of the Year by Builder magazine, and is honored to have been awarded Builder of the Year in 2012 by Professional Builder magazine, making it the first two-time recipient. Toll Brothers

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proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit www.tollbrothers.com.

Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (tollbrothers.com/investor-relations).

Forward-Looking Statements

Certain information included in this release is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance, resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; contract pricing; business and investment opportunities; and market and industry trends.

Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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